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Carolina Power & Light Company
BALANCE SHEETS                                                          March 31                December 31
    (In thousands)                                                 1997             1996            1996
    ---------------------------------------------------------------------------------------------------------
                             ASSETS

    Electric Utility Plant
      Electric utility plant in service                      $    9,856,889    $   9,520,522  $    9,783,442
      Accumulated depreciation                                   (3,883,684)      (3,566,838)     (3,796,645)
    ---------------------------------------------------------------------------------------------------------
             Electric utility plant in service, net               5,973,205        5,953,684       5,986,797
      Held for future use                                            14,176           13,737          12,127
      Construction work in progress                                 177,566          173,113         196,623
      Nuclear fuel, net of amortization                             194,501          182,402         204,372
    ---------------------------------------------------------------------------------------------------------
             Total Electric Utility Plant, Net                    6,359,448        6,322,936       6,399,919
    ---------------------------------------------------------------------------------------------------------
    Current Assets
      Cash and cash equivalents                                      24,901            5,602          10,941
      Accounts receivable                                           312,917          338,923         384,318
      Fuel                                                           68,242           43,914          60,369
      Materials and supplies                                        126,813          123,014         122,809
      Prepayments                                                    67,756           69,682          65,794
      Other current assets                                           29,226           29,213          27,808
    ---------------------------------------------------------------------------------------------------------
             Total Current Assets                                   629,855          610,348         672,039
    ---------------------------------------------------------------------------------------------------------
    Deferred Debits and Other Assets
      Income taxes recoverable through future rates                 370,444          388,009         384,336
      Abandonment costs (Note 3)                                     59,161           53,657          65,863
      Harris Plant deferred costs                                    77,139          101,737          83,397
      Unamortized debt expense                                       64,581           66,639          69,956
      Miscellaneous other property and investments                  501,762          490,864         489,334
      Other assets and deferred debits                              206,245          171,782         204,357
    ---------------------------------------------------------------------------------------------------------
             Total Deferred Debits and Other Assets               1,279,332        1,272,688       1,297,243
    ---------------------------------------------------------------------------------------------------------
                Total Assets                                 $    8,268,635    $   8,205,972  $    8,369,201
    =========================================================================================================
                 CAPITALIZATION AND LIABILITIES

    Capitalization
      Common stock equity                                    $    2,716,166    $   2,640,027  $    2,690,454
      Preferred stock - redemption not required                     143,801          143,801         143,801
      Long-term debt, net                                         2,524,942        2,552,415       2,525,607
    ---------------------------------------------------------------------------------------------------------
             Total Capitalization                                 5,384,909        5,336,243       5,359,862
    ---------------------------------------------------------------------------------------------------------
    Current Liabilities
      Current portion of long-term debt                              43,436          268,366         103,345
      Notes payable                                                 149,200            3,640          64,885
      Accounts payable                                              150,097          137,997         375,216
      Interest accrued                                               32,020           43,612          39,436
      Dividends declared                                             73,969           71,525          73,469
      Deferred fuel credit                                           13,953           16,086           4,339
      Other current liabilities                                     157,903          144,304          74,668
    ---------------------------------------------------------------------------------------------------------
             Total Current Liabilities                              620,578          685,530         735,358
    ---------------------------------------------------------------------------------------------------------
    Deferred Credits and Other Liabilities
      Accumulated deferred income taxes                           1,799,860        1,728,933       1,827,693
      Accumulated deferred investment tax credits                   229,703          240,095         232,262
      Other liabilities and deferred credits                        233,585          215,171         214,026
    ---------------------------------------------------------------------------------------------------------
             Total Deferred Credits and Other Liabilities         2,263,148        2,184,199       2,273,981
    ---------------------------------------------------------------------------------------------------------
    Commitments and Contingencies (Note 4)

                Total Capitalization and Liabilities         $    8,268,635    $   8,205,972  $    8,369,201
    =========================================================================================================
    SCHEDULES OF COMMON STOCK EQUITY
    (In thousands)
      Common stock                                           $    1,371,548    $   1,387,041  $    1,366,100
      Unearned ESOP common stock                                   (170,688)        (182,140)       (178,514)
      Capital stock issuance expense                                   (790)            (790)           (790)
      Retained earnings                                           1,516,096        1,435,916       1,503,658
    ---------------------------------------------------------------------------------------------------------
             Total Common Stock Equity                       $    2,716,166    $   2,640,027  $    2,690,454
    =========================================================================================================

    .........................................................................................................
    See Supplemental Data and Notes to Consolidated Interim Financial Statements.

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